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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Operating Data" and to the use of our report dated November 7, 1997, except for Note 2 as to which the date is January 8, 1998, in Amendment No. 2 of the Registration Statement on Firm SB-2 and related Prospectus of Sonic Foundry, Inc. for the registration of 2,000,000 shares of its common stock and 1,000,000 Redeemable Warrants.




Milwaukee, Wisconsin                   /s/ Ernst & Young LLP
April 1, 1998